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                                                                     Exhibit (n)

                           UNDISCOVERED MANAGERS FUNDS

                                     FORM OF

                       AMENDED RULE 18f-3 MULTI-CLASS PLAN


INTRODUCTION.

          Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares of the underlying investment funds of Undiscovered Managers Funds (the "Trust") that issues multiple classes of shares (the "Multi-Class Funds"). In addition, this Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges and other shareholder services of each class of shares in the Multi-Class Funds.

          The Trust is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933. Upon the effective date of this Plan, the Trust hereby elects to offer multiple classes of shares in the Multi-Class Funds pursuant to the provisions of Rule 18f-3 and this Plan. Each Multi-Class Fund is authorized to issue multiple classes of shares representing interests in the same underlying portfolio of assets of the respective Multi-Class Fund, as described below.

ALLOCATION OF EXPENSES.

          Pursuant to Rule 18f-3 under the 1940 Act, the Trust shall allocate to each class of shares in a Multi-Class Fund (i) any fees and expenses incurred by the Trust in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1, and
(ii) any fees and expenses incurred by the Trust under a shareholder servicing plan in connection with the provision of shareholder services to the holders of such class of shares. In addition, pursuant to Rule 18f-3, the Trust may allocate the following fees and expenses to a particular class of shares in a single Multi-Class Fund:

          1. transfer agent fees identified by the transfer agent as being attributable to such class of shares;

          2. printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

          3.   blue sky fees incurred by such class of shares;

          4. Securities and Exchange Commission registration fees incurred by such class of shares;
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          5.   the expense of administrative personnel and services (including, but not limited to, those of a fund accountant or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

          6. litigation or other legal expenses relating solely to such class of shares;

          7. Trustees' fees incurred as result of issues relating to such class of shares; and

          8. independent accountants' fees relating solely to such class of shares.

          The initial determination of the class expenses that will be allocated by the Trust to a particular class of shares and any subsequent changes thereto will be reviewed by the Board of Trustees and approved by a vote of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust. The Trustees will monitor conflicts of interest among the classes and agree to take any action necessary to eliminate conflicts.

          Income, realized and unrealized capital gains and losses, and any expenses of a Multi-Class Fund not allocated to a particular class of such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund.

          The Adviser, Distributor, Administrator and any other provider of services to the Funds may waive or reimburse the expenses of a particular class or classes, provided, however, that such waiver shall not result in cross subsidization between the classes.

CLASS ARRANGEMENTS.

          The following summarizes the front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features and exchange privileges, applicable to each class of shares of the Multi-Class Funds. Each Multi-Class Fund shall offer such class or classes of shares as the Board of Trustees of the Trust shall determine from time to time. Additional details regarding such fees and services are set forth in each Fund's current Prospectus and Statement of Additional Information.

     Class A Shares -

          INITIAL SALES LOAD: Up to 5.75% (of the offering price).

          CONTINGENT DEFERRED SALES CHARGE: Assessed on purchases over $1 million that are redeemed within 12 months of purchase as follows: (i) 1.00% of the lower of the cost of the shares being redeemed or their NAV at the time of redemption if the shares are held for up to 6 months or (ii) 0.75% of the lower of the cost of the shares being redeemed or their NAV at the time of redemption if the shares are held for 6 to 12 months.

          RULE 12b-1 DISTRIBUTION FEES: Up to 0.25% per annum of average daily net assets.

          SHAREHOLDER SERVICING FEES: Up to 0.25% per annum of average daily net assets.
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          CONVERSION FEATURES: None.

          EXCHANGE PRIVILEGES: Subject to the purchase and sale restrictions and conditions set forth in the applicable Prospectus, may be exchanged for Class A shares of any other JPMorgan Fund.

     Class B Shares (each Fund except for Undiscovered Managers Small Cap Growth
     Fund)-

          INITIAL SALES LOAD: None.

          CONTINGENT DEFERRED SALES CHARGE: 5% in the first year, declining to 1% in the sixth year and eliminated thereafter.

          RULE 12b-1 DISTRIBUTION FEES: Up to 0.75% per annum of average daily net assets.

          SHAREHOLDER SERVICING FEES: Up to 0.25% per annum of average daily net assets.

          CONVERSION FEATURES: Convert to Class A shares on the first business day of the month following the eighth anniversary of the original purchase, based on relative net asset values of the two classes. Shares acquired by the reinvestment of dividends and distributions are included in the conversion.

          EXCHANGE PRIVILEGES: Subject to the purchase and sale restrictions and conditions set forth in the applicable Prospectus, may be exchanged for Class B shares of any other JPMorgan Fund.

     Class C Shares -

          INITIAL SALES LOAD: None.

          CONTINGENT DEFERRED SALES CHARGE: 1% in the first year and eliminated thereafter.

          RULE 12b-1 DISTRIBUTION FEES: 0.75% per annum of average daily net assets.

          SHAREHOLDER SERVICING FEES: 0.25% per annum of average daily net assets.

          CONVERSION FEATURES: None.

          EXCHANGE PRIVILEGES: Subject to restrictions and conditions set forth in the Prospectus, may be exchanged for Class C shares of any other JPMorgan Fund.

     Investor Class Shares -

          INITIAL SALES LOAD: None.

          CONTINGENT DEFERRED SALES CHARGE: None.

          RULE 12b-1 SERVICE AND DISTRIBUTION FEES: 0.35% per annum of average daily net assets.
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          SHAREHOLDER SERVICING FEES: Included within preceding category, "Rule
          12b-1 Service and Distribution Fees.

          CONVERSION FEATURES: None.

          EXCHANGE PRIVILEGES: Subject to restrictions and conditions set forth in the Prospectus, may be exchanged for Class A shares of any other JPMorgan Fund.

     Institutional Class Shares -

          INITIAL SALES LOAD: None.

          CONTINGENT DEFERRED SALES CHARGE: None.

          RULE 12b-1 DISTRIBUTION FEES: None.

          SHAREHOLDER SERVICING FEES: 0.10% per annum of average daily net assets.

          CONVERSION FEATURES: None.

          EXCHANGE PRIVILEGES: Subject to restrictions and conditions set forth in the Prospectus, may be exchanged for Institutional Class shares of any other JPMorgan Fund.


BOARD REVIEW.

          The Board of Trustees of the Trust shall review this Plan as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Trustees, including a majority of the Trustees that are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of a Multi-Class Fund individually and the Multi-Class Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Board of Trustees shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan. Such information shall address the issue of whether any waivers or reimbursements of fees or expenses could be considered a cross-subsidization of one class by another, and other potential conflicts of interest between or among classes.

          In making its determination to approve this Plan, the Board of Trustees has focused on, among other things, the relationship between or among the classes and has examined potential conflicts of interest among classes (including those potentially involving a cross-subsidization between classes) regarding the allocation of fees, services, waivers and reimbursements of expenses, and voting rights. The Board of Trustees has evaluated the level of services provided to each class and the cost of those services to ensure that the services are appropriate and the allocation of expenses is reasonable. In approving any subsequent

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amendments to this Plan, the Board of Trustees shall focus on and evaluate such factors as well as any others deemed necessary by the Board of Trustees.



Adopted effective April 30, 2004